                                                                    Exhibit 10.1

            AMENDED AND RESTATED ISSUING AND PAYING AGENCY AGREEMENT

     This Agreement, dated as of April 13, 2006, is by and between Sysco Corporation (the "ISSUER") and JPMorgan Chase Bank, National Association ("JPMORGAN").

1.   APPOINTMENT AND ACCEPTANCE

     The Issuer hereby appoints JPMorgan as its issuing and paying agent in connection with the issuance and payment of certain short-term promissory notes of the Issuer (the "NOTES"), as further described herein, and JPMorgan agrees to act as such agent upon the terms and conditions contained in this Agreement.

2.   COMMERCIAL PAPER PROGRAMS

     The Issuer may establish one or more commercial paper programs under this Agreement by delivering to JPMorgan a completed program schedule (the "PROGRAM SCHEDULE"), with respect to each such program. JPMorgan has given the Issuer a copy of the current form of Program Schedule and the Issuer shall complete and return its first Program Schedule to JPMorgan prior to or simultaneously with the execution of this Agreement. In the event that any of the information provided in, or attached to, a Program Schedule shall change, the Issuer shall promptly inform JPMorgan of such change in writing.

3.   NOTES

     All Notes issued by the Issuer under this Agreement shall be short-term promissory notes, exempt from the registration requirements of the Securities Act of 1933, as amended, as indicated on the Program Schedules, and from applicable state securities laws. The Notes may be placed by dealers (the "DEALERS") pursuant to Section 4 hereof. Notes shall be issued in either certificated or book-entry form.

4.   AUTHORIZED REPRESENTATIVES

     The Issuer shall deliver to JPMorgan a duly adopted corporate resolution from the Issuer's Board of Directors (or other governing body) authorizing the issuance of Notes under each program established pursuant to this Agreement and a certificate of incumbency, with specimen signatures attached, of those officers, employees and agents of the Issuer authorized to take certain actions with respect to the Notes as provided in this Agreement (each such person is hereinafter referred to as an "AUTHORIZED REPRESENTATIVE"). Until JPMorgan receives any subsequent incumbency certificates of the Issuer, JPMorgan shall be entitled to rely on the last incumbency certificate delivered to it for the purpose of determining the Authorized Representatives. The Issuer represents and warrants that each Authorized Representative may appoint other officers, employees and agents of the Issuer (the "DELEGATES"), including without limitation any Dealers, to issue instructions to JPMorgan under this Agreement, and take other actions on the Issuer's behalf hereunder, provided that notice of the appointment of each Delegate is delivered to JPMorgan in writing. Each such appointment shall remain in effect unless and until revoked by the Issuer in a written notice to JPMorgan.

5.   CERTIFICATED NOTES

     If and when the Issuer intends to issue certificated notes ("CERTIFICATED NOTES"), the Issuer and JPMorgan shall agree upon the form of such Notes. Thereafter, the Issuer shall from time to time deliver to JPMorgan adequate supplies of Certificated Notes which will be in bearer form, serially numbered, and shall be executed by the manual or facsimile signature of an Authorized Representative. JPMorgan will acknowledge receipt of any supply of Certificated Notes received from the Issuer, noting any exceptions to the shipping manifest or transmittal letter (if any), and will hold the Certificated Notes in safekeeping for the Issuer in accordance with

JPMorgan's customary practices. JPMorgan shall not have any liability to the Issuer to determine by whom or by what means a facsimile signature may have been affixed on Certificated Notes, or to determine whether any facsimile or manual signature is genuine, if such facsimile or manual signature resembles the specimen signature attached to the Issuer's certificate of incumbency with respect to such Authorized Representative. Any Certificated Note bearing the manual or facsimile signature of a person who is an Authorized Representative on the date such signature was affixed shall bind the Issuer after completion thereof by JPMorgan, notwithstanding that such person shall have ceased to hold his or her office on the date such Note is countersigned or delivered by JPMorgan.

6.   BOOK-ENTRY NOTES

     The Issuer's book-entry notes ("BOOK-ENTRY NOTES") shall not be issued in physical form, but their aggregate face amount shall be represented by a master note (the "MASTER NOTE") executed by the Issuer pursuant to the book-entry commercial paper program of The Depository Trust Company ("DTC"). JPMorgan shall maintain the Master Note in safekeeping, in accordance with its customary practices, on behalf of Cede & Co., the registered owner thereof and nominee of DTC. As long as Cede & Co. is the registered owner of the Master Note, the beneficial ownership interest therein shall be shown on, and the transfer of ownership thereof shall be effected through, entries on the books maintained by DTC and the books of its direct and indirect participants. The Master Note and the Book-Entry Notes shall be subject to DTC's rules and procedures, as amended from time to time. JPMorgan shall not be liable or responsible for sending transaction statements of any kind to DTC's participants or the beneficial owners of the Book-Entry Notes, or for maintaining, supervising or reviewing the records of DTC or its participants with respect to such Notes. In connection with DTC's program, the Issuer understands that as one of the conditions of its participation therein, it shall be necessary for the Issuer and JPMorgan to enter into a Letter of Representations and for DTC to receive and accept such Letter of Representations. In accordance with DTC's program, JPMorgan shall obtain from the CUSIP Service Bureau a written list of CUSIP numbers for Issuer's Book-Entry Notes, and JPMorgan shall deliver such list to DTC. The CUSIP Service Bureau shall bill the Issuer directly for the fee or fees payable for the list of CUSIP numbers for the Issuer's Book-Entry Notes.

7.   ISSUANCE INSTRUCTIONS TO JPMORGAN; PURCHASE PAYMENTS

     The Issuer understands that all instructions under this Agreement are to be directed to JPMorgan's Commercial Paper Operations Department. JPMorgan shall provide the Issuer, or, if applicable, the Issuer's Dealers, with access to JPMorgan's Money Market Issuance System or other electronic means (collectively, the "SYSTEM") in order that JPMorgan may receive electronic instructions for the issuance of Notes. Electronic instructions must be transmitted in accordance with the procedures furnished by JPMorgan to the Issuer or its Dealers in connection with the System. These transmissions shall be the equivalent to the giving of a duly authorized written and signed instruction which JPMorgan may act upon without liability. In the event that the System is inoperable at any time, an Authorized Representative or a Delegate may deliver written, telephone or facsimile instructions to JPMorgan, which instructions shall be verified in accordance with any security procedures agreed upon by the parties. JPMorgan shall incur no liability to the Issuer in acting upon instructions believed by JPMorgan in good faith and in accordance with agreed upon security procedures to have been given by an Authorized Representative or a Delegate. In the event that a discrepancy exists between a telephonic instruction and a written confirmation, the telephonic instruction will be deemed the controlling and proper instruction,. JPMorgan may electronically record any conversations made pursuant to this Agreement, and the Issuer hereby consents to such recordings. In the event of a dispute as to the content of verbal instructions received, upon Issuer's request, JPMorgan shall provide to Issuer evidence of the telephonic instructions received, which, to the extent that the same are reasonably available to JPMorgan, shall include electronic recordings of such instructions. All issuance instructions regarding the Notes must be received by 1:00 P.M. New York time in order for the Notes to be issued or delivered on the same day.

     (a) ISSUANCE AND PURCHASE OF BOOK-ENTRY NOTES. Upon receipt of issuance instructions from the Issuer or its Dealers with respect to Book-Entry Notes, JPMorgan shall transmit such instructions to DTC and direct DTC to cause appropriate entries of the Book-Entry Notes to be made in accordance with DTC's applicable rules, regulations and procedures for book-entry commercial paper programs. JPMorgan shall assign CUSIP numbers to the Issuer's Book-Entry Notes to identify the Issuer's aggregate principal amount of outstanding Book-Entry Notes in DTC's system, together with the aggregate unpaid interest (if any) on such Notes. Promptly following DTC's established settlement time on each issuance date, JPMorgan shall access DTC's system to verify whether settlement has occurred with respect to the Issuer's Book-Entry Notes. Prior to the close of business on such business day, JPMorgan shall deposit immediately available funds in the amount of the proceeds due the Issuer (if any) to the Issuer's account at JPMorgan and designated in the applicable Program Schedule (the "ACCOUNT"), provided that JPMorgan has received DTC's confirmation that the Book-Entry Notes have settled in accordance with DTC's applicable rules, regulations and procedures. JPMorgan shall have no liability to the Issuer whatsoever if any DTC participant purchasing a Book-Entry Note fails to settle or delays in settling its balance with DTC or if DTC fails to perform in any respect.

     (b) ISSUANCE AND PURCHASE OF CERTIFICATED NOTES. Upon receipt of issuance instructions with respect to Certificated Notes, JPMorgan shall: (a) complete each Certificated Note as to principal amount, date of issue, maturity date, place of payment, and rate or amount of interest (if such Note is interest bearing) in accordance with such instructions; (b) countersign each Certificated Note; and (c) deliver each Certificated Note in accordance with the Issuer's instructions, except as otherwise set forth below. Whenever JPMorgan is instructed to deliver any Certificated Note by mail, JPMorgan shall strike from the Certificated Note the word "Bearer," insert as payee the name of the person so designated by the Issuer and effect delivery by mail to such payee or to such other person as is specified in such instructions to receive the Certificated Note. The Issuer understands that, in accordance with the custom prevailing in the commercial paper market, delivery of Certificated Notes shall be made before the actual receipt of payment for such Notes in immediately available funds, even if the Issuer instructs JPMorgan to deliver a Certificated Note against payment. Therefore, once JPMorgan has delivered a Certificated Note to the designated recipient, the Issuer shall bear the risk that such recipient may fail to remit payment of such Note or return such Note to JPMorgan. Delivery of Certificated Notes shall be subject to the rules of the New York Clearing House in effect at the time of such delivery. Funds received in payment of Certificated Notes shall be credited to the Account.

8.   USE OF SALES PROCEEDS IN ADVANCE OF PAYMENT

     JPMorgan shall not be obligated to credit the Issuer's Account unless and until payment of the purchase price of each Note is received by JPMorgan. From time to time, JPMorgan, in its sole discretion, may permit the Issuer to have use of funds payable with respect to a Note prior to JPMorgan's receipt of the sales proceeds of such Note. If JPMorgan makes a deposit, payment or transfer of funds on behalf of the Issuer before JPMorgan receives payment for any Note, such deposit, payment or transfer of funds shall represent an advance by JPMorgan to the Issuer to be repaid promptly, and in any event on the same day as it is made, from the proceeds of the sale of such Note, or by the Issuer if such proceeds are not received by JPMorgan.

9.   PAYMENT OF MATURED NOTES

     To the extent the Notes are extendible, notice that the Issuer will not redeem any Note on the relative Initial Redemption Date (as defined in the applicable Extendible Commercial Note Announcement) must be received in writing by JPMorgan by 11:00 A.M. on such Initial Redemption Date. On any other day when a Note matures or is prepaid, the Issuer shall transmit, or cause to be transmitted, to the Account, prior to 2:00 P.M. New York time on the same day, an amount of immediately available funds sufficient to pay the aggregate principal amount of such Note and any applicable interest due. JPMorgan shall pay the interest (if any) and principal on a Book-Entry Note to DTC in immediately available funds, which payment shall be by net settlement of JPMorgan's account at DTC. JPMorgan shall pay Certificated Notes upon presentment. JPMorgan shall have no obligation under the Agreement to make any payment for which there is not sufficient, available and collected funds in the Account, and JPMorgan may, without liability to the Issuer, refuse to pay any Note that would result in an overdraft to the Account.

10.  OVERDRAFTS

     (a) Intraday overdrafts with respect to each Account shall be subject to JPMorgan's policies as in effect from time to time.

     (b) An overdraft will exist in an Account if JPMorgan, in its sole discretion, (i) permits an advance to be made pursuant to Section 8 and, notwithstanding the provisions of Section 8, such advance is not repaid in full on the same day as it is made, or (ii) pays a Note pursuant to Section 9 in excess of the available collected balance in such Account. Overdrafts shall be subject to JPMorgan's established banking practices, including, without limitation, the imposition of interest, funds usage charges and administrative fees. The Issuer shall repay any such overdraft, fees and charges no later than the next business day, together with interest on the overdraft at the rate established by JPMorgan for the Account, computed from and including the date of the overdraft to the date of repayment.

11.  NO PRIOR COURSE OF DEALING

     No prior action or course of dealing on the part of JPMorgan with respect to advances of the purchase price or payments of matured Notes shall give rise to any claim or cause of action by the Issuer against JPMorgan in the event that JPMorgan refuses to pay or settle any Notes for which the Issuer has not timely provided funds as required by this Agreement.

12.  RETURN OF CERTIFICATED NOTES

     JPMorgan will in due course cancel any Certificated Note presented for payment and return such Note to the Issuer. JPMorgan shall also cancel and return to the Issuer any spoiled or voided Certificated Notes. Promptly upon written request of the Issuer or at the termination of this Agreement, JPMorgan shall destroy all blank, unissued Certificated Notes in its possession and furnish a certificate to the Issuer certifying such actions.

13.  INFORMATION FURNISHED BY JPMORGAN

     Upon the reasonable request of the Issuer, JPMorgan shall promptly provide the Issuer with information with respect to any Note issued and paid hereunder, provided, that the Issuer delivers such request in writing and, to the extent applicable, includes the serial number or note number, principal amount, payee, date of issue, maturity date, amount of interest (if any) and place of payment of such Note.

14.  REPRESENTATIONS AND WARRANTIES

     The Issuer represents and warrants that: (i) it has the right, capacity and authority to enter into this Agreement; and (ii) it will comply with all of its obligations and duties under this Agreement. The Issuer further represents and agrees that each Note issued and distributed upon its instruction pursuant to this Agreement shall constitute the Issuer's representation and warranty to JPMorgan that such Note is a legal, valid and binding obligation of the Issuer, and that such Note is being issued in a transaction which is exempt from registration under the Securities Act of 1933, as amended, and any applicable state securities law.

15.  DISCLAIMERS

     Neither JPMorgan nor its directors, officers, employees or agents shall be liable for any act or omission under this Agreement except in the case of negligence or willful misconduct. IN NO EVENT SHALL JPMORGAN BE LIABLE FOR SPECIAL, INDIRECT OR CONSEQUENTIAL LOSS OR DAMAGE OF ANY KIND WHATSOEVER (INCLUDING BUT NOT LIMITED TO LOST PROFITS), EVEN IF JPMORGAN HAS BEEN ADVISED OF THE LIKELIHOOD OF SUCH LOSS OR DAMAGE AND REGARDLESS OF THE FORM OF ACTION. In no event shall JPMorgan be considered negligent in consequence of complying with DTC's rules, regulations and procedures. The duties and obligations of JPMorgan, its directors, officers, employees or agents shall be determined by the express provisions of this Agreement and they shall not be liable except for the performance of such duties and obligations as are specifically set forth herein and no implied covenants shall be read into this Agreement against them. Neither JPMorgan nor its directors, officers, employees or agents shall be required to ascertain whether any issuance or sale of any Notes (or any amendment or termination of this Agreement) has been duly authorized or is in compliance with any other agreement to which the Issuer is a party (whether or not JPMorgan is also a party to such agreement).

16.  INDEMNIFICATION

     The Issuer agrees to indemnify, defend and hold harmless JPMorgan, its directors, officers, employees and agents (collectively, "Indemnitees") from and against any and all liabilities, claims, losses, damages, penalties, costs and expenses (including reasonable attorneys' fees and disbursements) suffered or incurred by or asserted or assessed against any Indemnitee arising in respect of this Agreement, except in respect of any Indemnitee for any such liability, claim, loss, damage, penalty, cost or expense resulting from the negligence or willful misconduct of such Indemnitee. This indemnity will survive the termination of this Agreement.

17.  OPINION OF COUNSEL

     The Issuer shall deliver to JPMorgan all documents it may reasonably request relating to the existence of the Issuer and authority of the Issuer for this Agreement, including, without limitation, an opinion of counsel reasonably acceptable by JPMorgan.

18.  NOTICES

     All notices, confirmations and other communications hereunder shall (except to the extent otherwise expressly provided) be in writing and shall be sent by first-class mail, postage prepaid, by telecopier or by hand, addressed as follows, or to such other address as the party receiving such notice shall have previously specified to the party sending such notice:

If to the Issuer: SYSCO Corporation
                  1390 Enclave Parkway
                  Houston, TX 77077

                  Attention: Ms. Kathy Oates Gish
                  Telephone: 281-584-1443
                  Facsimile: 281-584-1792

If to JPMorgan concerning the daily issuance and redemption of Notes:

                  Attention: Money Market Operations
                  227 W. Monroe 26th Floor
                  Chicago, IL 60606
                  Telephone: (800) 499-3176/ (312) 267-5100
                  Facsimile: (312) 267-5210

All other:        Attention: Commercial Paper JPM
                  4 New York Plaza 15th Floor
                  New York NY 10004-2413
                  Telephone: (212) 623-8220
                  Facsimile: (212) 623-8420

19.  COMPENSATION

     The Issuer shall pay compensation for services pursuant to this Agreement in accordance with the pricing schedules attached hereto as Exhibit A, as the same may be amended from time to time upon 30 days written notice to the Issuer upon such payment terms as the parties shall determine. The Issuer shall also reimburse JPMorgan for any fees and charges imposed by DTC with respect to services provided in connection with the Book-Entry Notes.

20.  BENEFIT OF AGREEMENT

     This Agreement is solely for the benefit of the parties hereto and no other person shall acquire or have any right under or by virtue hereof.

21.  TERMINATION

     This Agreement may be terminated at any time by either party by written notice to the other, but such termination shall not affect the respective liabilities of the parties hereunder arising prior to such termination.

22.  FORCE MAJEURE

     In no event shall JPMorgan be liable for any failure or delay in the performance of its obligations hereunder because of circumstances beyond JPMorgan's control, including, but not limited to, acts of God, flood, war (whether declared or undeclared), terrorism, fire, riot, strikes or work stoppages for any reason, embargo, government action, including any laws, ordinances, regulations or the like which restrict or prohibit the providing of the services contemplated by this Agreement, inability to obtain material, equipment, or communications or computer facilities, or the failure of equipment or interruption of communications or computer facilities, and other causes beyond JPMorgan's control whether or not of the same class or kind as specifically named above.

23.  ENTIRE AGREEMENT

     This Agreement, together with the exhibits attached hereto, constitutes the entire agreement between JPMorgan and the Issuer with respect to the subject matter hereof and supersedes in all respects all prior proposals, negotiations, communications, discussions and agreements between the parties concerning the subject matter of this Agreement.

24.  WAIVERS AND AMENDMENTS

     No failure or delay on the part of any party in exercising any power or right under this Agreement shall operate as a waiver, nor does any single or partial exercise of any power or right preclude any other or further exercise, or the exercise of any other power or right. Any such waiver shall be effective only in the specific instance and for the purpose for which it is given. No amendment, modification or waiver of any provision of this Agreement shall be effective unless the same shall be in writing and signed by the Issuer and JPMorgan.

25.  BUSINESS DAY

     Whenever any payment to be made hereunder shall be due on a day which is not a business day for JPMorgan, then such payment shall be made on JPMorgan's next succeeding business day.

26.  COUNTERPARTS

     This Agreement may be executed in counterparts, each of which shall be deemed an original and such counterparts together shall constitute but one instrument.

27.  HEADINGS

     The headings in this Agreement are for purposes of reference only and shall not in any way limit or otherwise affect the meaning or interpretation of any of the terms of this Agreement.

28.  GOVERNING LAW

     This Agreement and the Notes shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to the conflict of laws provisions thereof.

29.  JURISDICTION AND VENUE

     Each party hereby irrevocably and unconditionally submits to the jurisdiction of the United States District Court for the Southern District of New York and any New York State court located in the Borough of Manhattan in New York City and of any appellate court from any thereof for the purposes of any legal suit, action or proceeding arising out of or relating to this Agreement (a "PROCEEDING"). Each party hereby irrevocably agrees that all claims in respect of any Proceeding may be heard and determined in such Federal or New York State court and irrevocably waives, to the fullest extent it may effectively do so, any objection it may now or hereafter have to the laying of venue of any Proceeding in any of the aforementioned courts and the defense of an inconvenient forum to the maintenance of any Proceeding.

30.  WAIVER OF TRIAL BY JURY

     EACH PARTY HEREBY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF OR RELATING TO ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

31.  ACCOUNT CONDITIONS

     Each Account shall be subject to JPMorgan's standard account conditions, as in effect from time to time, with respect to similarly situated customers.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on their behalf by duly authorized officers as of the day and year first-above written.

JPMORGAN CHASE BANK,                    SYSCO CORPORATION
NATIONAL ASSOCIATION


By: /s/ Judith Hyppolite                By: /s/ Kathy Oates Gish
    ---------------------------------       ------------------------------------
Name: Judith Hyppolite                  Name: Kathy Oates Gish
Title: Assistant Vice President         Title: Vice President and Asst. Treas.
Date: April 13, 2006                    Date: 4-13-06

                                    EXHIBITA

                                  FEE SCHEDULE

                                 [PLEASE ATTACH]

                                                                       Exhibit A

(JPMORGAN LOGO)

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION
COMMERCIAL PAPER ISSUING & PAYING AGENCY SERVICES

Sysco Corporation

FEE SCHEDULE FOR COMMERCIAL PAPER

ISSUING AND PAYING AGENT FEE

A Sliding Scale Administrative Fee, based on your average monthly outstanding commercial paper, will apply. The scale is as follows:

On the First $50 million   0.65 basis points
On the Next $150 million   0.55 basis points
On the Next $300 million   0.45 basis points
On the Next $600 million   0.40 basis points
Thereafter                 0.35 basis points

     This Sliding Scale Administrative Fee is subject to a $585.00 per month minimum.

PASS-THROUGH CHARGES

     1. The Issuer will reimburse JPMorgan for those fees of The Depository Trust Company ("DTC"), associated with the issuance, redemption and interest payment of the Notes. Presently these fees are $1.70 per Issuance/Deliver Order and $0.80 per Maturity Presentment. These charges are subject to the DTC Maximum Transaction Size of $50,000,000.00. The Issuer acknowledges that JPMorgan does not charge these fees, but merely passes the then current DTC charges on to the Issuer. DTC may at any time change these fees and without notice.

     2. The Issuer will be billed directly by The CUSIP Service Bureau ("CUSIP") for fees associated with the CUSIP Numbers required by DTC for their Same Day Funds Settlement ("SDFS") Money Market Instrument ("MMI") Book-entry only Program. Presently CUSIP charges are $475.00 per year for Discount CUSIP Numbers and $127.00 for the first block of Interest-Added-at-Maturity CUSIP Numbers.

SYSTEM FEE   $250 per month